Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor’s Contact:
Jeanie Herbert
QLogic Corporation
Phone: 949/389-6343
jeanie.herbert@qlogic.com
QLogic Announces Departure of CFO Tony Massetti
Doug Naylor, Vice President of Finance, to Assume CFO Responsibilities in Interim
ALISO VIEJO, Calif., November 19, 2007 — QLogic Corp. (NASDAQ:QLGC), a leader in networking for storage and high performance computing (HPC), today announced that Tony Massetti, senior vice president and chief financial officer, has resigned his position with QLogic effective upon completion of the fiscal third quarter regularly scheduled earnings announcement in late January 2008.
QLogic will begin a search for Massetti’s replacement immediately. Doug Naylor, vice president of finance will assume day-to-day financial management responsibilities for the company in the interim between Massetti’s departure and the naming of his replacement. Naylor has more than 20 years of accounting and financial experience and has been with QLogic for nearly five years.
“Tony has been a valuable contributor to the QLogic management team,” said H.K. Desai, chief executive officer and chairman. “The Board of Directors and I are very appreciative of his leadership, dedication and expertise over the past five years and we are sorry to see him leave our team. Tony has built a strong finance organization along with sound financial processes and controls. I have full confidence in Doug’s ability to perform the CFO responsibilities during the interim period.”
“I would like to thank H.K. and the Board of Directors for the opportunity to play a leadership role in the success and growth of the company over the last five years,” said Massetti. “I will work with Doug over the next few months to ensure an orderly transition and I believe that the executive team at QLogic will continue to successfully execute both strategically and operationally.”
About QLogic
QLogic is a leading supplier of high performance storage networking solutions, which include the controller chips, host adapters and fabric switches that are the backbone of storage networks for most Global 2000 corporations. The company delivers a broad and diverse portfolio of products that includes Fibre Channel HBAs, blade server embedded Fibre Channel switches, Fibre Channel stackable switches, iSCSI HBAs and iSCSI routers. The company is also a leading supplier of InfiniBand switches and InfiniBand host channel adapters for the emerging high performance computing market. QLogic products are delivered to small-to-medium businesses and large enterprises around the world via its channel partner community. QLogic products are also powering solutions from leading companies like Cisco, Dell, EMC, Hitachi Data Systems, HP, IBM, Network Appliance and Sun Microsystems. QLogic is a member of the S&P 500 Index.
Note: All QLogic-issued press releases appear on the company’s website (www.qlogic.com). Any announcement that does not appear on the QLogic website has not been issued by QLogic.
Disclaimer — Forward Looking Statements
This press release contains statements relating to future results of the company (including certain beliefs and projections regarding business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The company advises readers that these potential risks and uncertainties include, but are not limited to: potential fluctuations in operating results; gross margins that may vary over time; revenues may be affected by changes in IT spending levels; the stock price of the company may be volatile; the company’s dependence on the storage area network market; potential adverse effects of server virtualization technology on the company’s business; potential adverse effects of increased market acceptance of blade servers; the ability to maintain and gain market or industry acceptance of the company’s products; the company’s dependence on a limited number of customers; seasonal fluctuations and uneven sales patterns in orders from customers; the company’s ability to compete effectively with other companies; declining average unit sales prices of comparable products; a reduction in sales efforts by current distributors; dependence on sole source and limited source suppliers; the company’s dependence on relationships with certain silicon chip suppliers; the complexity of the company’s products; sales fluctuations arising from customer transitions to new products; environmental compliance costs; international economic, regulatory, political and other risks; uncertain benefits from strategic business combinations; the ability to attract and retain key personnel; difficulties in transitioning to smaller geometry process technologies; the ability to protect proprietary rights; the ability to satisfactorily resolve any infringement claims; reliance on third party technology; the use of “open source” software in our products; changes in our tax provisions or adverse outcomes resulting from examination of our income tax returns; computer viruses and other tampering with the company’s computer systems; and facilities of the company and its suppliers and customers are located in areas subject to natural disasters.
More detailed information on these and additional factors which could affect the company’s operating and financial results are described in the company’s Forms 10-K, 10-Q and other reports filed, or to be filed, with the Securities and Exchange Commission. The company urges all interested parties to read these reports to gain a better understanding of the business and other risks that the company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the company does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
QLogic and the QLogic logo are registered trademarks of QLogic Corporation. Other trademarks and registered trademarks are the property of the companies with which they are associated.